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CONTACT:
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Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854

         MEDICIS LICENSES ORAPRED(R) TO BIOMARIN WITH OPTION TO PURCHASE

SCOTTSDALE, Arizona--April 20, 2004--Medicis (NYSE: MRX) today announced that BioMarin Pharmaceutical Inc. ("BioMarin") (Nasdaq and SWX: BMRN) and Medicis have entered into an asset purchase agreement, license agreement and securities purchase agreement. The asset purchase agreement involves BioMarin's purchase of assets related to ORAPRED(R), including assets concerning the Ascent Pediatrics field sales force. The license agreement grants BioMarin the exclusive worldwide rights to ORAPRED(R) (prednisolone sodium phosphate), including proprietary taste-masking technologies and related development technologies. ORAPRED(R), which utilizes a proprietary taste-masking system, is the leading branded liquid corticosteroid for the treatment of pediatric asthma. The securities purchase agreement grants BioMarin the option to purchase all outstanding shares of common stock of Ascent Pediatrics, Inc. based on certain conditions. ORAPRED(R) and related pediatric intellectual property is owned by Ascent Pediatrics, Inc., a wholly owned subsidiary of Medicis.

BioMarin will make license payments to Ascent of approximately $93 million payable over a five-year period as follows: approximately $10 million upon closing of the transaction; approximately $12.5 million per quarter for four quarters beginning in July 2004; approximately $2.5 million per quarter for the subsequent four quarters beginning in July 2005; approximately $2 million per quarter for the subsequent eight quarters beginning in July 2006; and
approximately $1.75 million per quarter for the last four quarters of the five-year period beginning in July 2008. Additionally, based on certain conditions, BioMarin will have the option to purchase all outstanding shares of Ascent Pediatrics, Inc. for approximately $82 million. The transaction is subject to customary closing conditions, including Hart-Scott-Rodino Act approval.

"We are pleased to announce this strategic relationship with BioMarin, a leading biotechnology concern specializing in pediatric therapies," said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. "We at Medicis are focused intensely on building further our emerging aesthetics franchise and maintaining our leadership in the therapeutic dermatology marketplace. With the expectation of new products from our pipeline and collaborative affiliations, Medicis is redoubling its efforts in our primary areas of business. Ascent Pediatrics has a highly seasoned and productive sales organization, and we believe its talented employees are better served by an organization such as BioMarin, with a long-term commitment to pediatric medicine."

Upon closing, BioMarin will be responsible for all marketing and promotional efforts regarding the sale of ORAPRED(R). BioMarin will offer employment to the Ascent Pediatrics field sales force. As a result, Medicis will no longer advertise and promote to pediatricians. Medicis will have responsibility for the manufacture and delivery of finished goods inventory to BioMarin, and BioMarin will be responsible for paying Medicis for future finished goods inventory delivered by Medicis through June 30, 2005. During the term of the license agreement, Medicis

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will maintain  ownership of the intellectual  property and,  consequently,  will continue to amortize the related intangibles. Payments received from BioMarin under the license agreement for continuing obligations will be treated as contract revenue on Medicis' income statement.

About BioMarin

Headquartered in Novato, California, BioMarin Pharmaceutical Inc. develops innovative biopharmaceutical products and commercializes therapeutics for serious pediatric diseases. For additional information about BioMarin, please visit the Company's website at www.bmrn.com.

About Medicis

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions, and aesthetics medicine. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, hyperpigmentation, photoaging, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company's products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

The Company's products include the prescription brands RESTYLANE(R), DYNACIN(R) (minocycline HCl), LOPROX(R) (ciclopirox), LUSTRA(R) (hydroquinone), LUSTRA-AF(R) (hydroquinone) with sunscreen, ALUSTRA(R) (hydroquinone) with retinol, OMNICEF(R) (cefdinir), PLEXION(R) Cleanser (sodium sulfacetamide/sulfur), PLEXION TS(R) (sodium sulfacetamide/sulfur), PLEXION SCT(R) (sodium sulfacetamide/sulfur), TRIAZ(R) (benzoyl peroxide), LIDEX(R) (fluocinonide), and SYNALAR(R) (fluocinolone acetonide), the over-the-counter brand ESOTERICA(R), and BUPHENYL(R) (sodium phenylbutyrate), a prescription product indicated in the treatment of Urea Cycle Disorder. For more information about Medicis, please visit the Company's website at www.medicis.com.

Except for historical information, this press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. This includes earnings estimates, future financial performance and other matters. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Any such projections or statements include the current views of Medicis with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such results will be achieved. Medicis cannot validate its assumptions of the full impact on its business of the approval of competitive generic versions of its core brands, or any future competitive product approvals that may affect its brands. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets, the availability of product supply, the receipt of required regulatory approvals, the ability to realize anticipated synergies and benefits of the Q-Med transaction, the risks and uncertainties normally incident to the pharmaceutical industry, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis' strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, product introductions and other risks described from time to time in Medicis' SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2003. Forward-looking statements represent the judgment of Medicis' management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements.

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NOTE:  Full  prescribing  information  for any Medicis  prescription  product is available by contacting the Company. OMNICEF(R)is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. ORAPRED(R)is a registered trademark of Ascent Pediatrics, Inc., a wholly owned subsidiary of Medicis Pharmaceutical Corporation. RESTYLANE(R)is a registered trademark of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks (or brands) and names are the property of Medicis or its Affiliates.


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